SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

TITAN MACHINERY INC.

(Exact Name of Registrant as Specified in Its Charter)

North Dakota	45-0357838
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

4876 Rocking Horse Circle
Fargo, North Dakota	58104-6049
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name of Each Exchange On Which Each Class Is To Be Registered
Common Stock, par value $0.00001 per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:    333-145526

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

Title of Class

Item 1.            Description of Registrant’s Securities to be Registered.

The “Description of Capital Stock” section included in the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-145526), as amended, which Registration Statement was initially filed with the Securities and Exchange Commission on August 17, 2007, as well as in any prospectus or prospectus supplement that constitutes a part thereof and is filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.            Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  December 3, 2007

TITAN MACHINERY, INC.

By	/s/ David J. Meyer
David J. Meyer, Chairman of the Board and
Chief Executive Officer